Exhibit 4.3
                                                                  Conformed Copy
                                                                  --------------


                      SECOND AMENDMENT TO RIGHTS AGREEMENT


         SECOND AMENDMENT TO RIGHTS AGREEMENT (this "Amendment"), dated as of January 10, 2003, to the Rights Agreement, dated as of February 29, 1996, between OFFSHORE LOGISTICS, INC., a Delaware corporation (the "Company") and MELLON INVESTOR SERVICES LLC (f/k/a Chemical Mellon Shareholder Services, L.L.C.), a New Jersey limited liability company, as Rights Agent (the "Rights Agent"), as amended by the First Amendment to Rights Agreement, dated as of May 6, 1997, between the Company and the Rights Agent (as so amended, the "Rights Agreement").


         WHEREAS, the Company and the Rights Agent have heretofore executed and entered into the Rights Agreement;

         WHEREAS, pursuant to Section 27 of the Rights Agreement, the Company may from time to time supplement or amend the Rights Agreement in accordance with the provisions of Section 27 thereof; and

         WHEREAS, on January 9, 2003, the Board of Directors of the Company (a) unanimously determined that it is (i) in the best interests of the Company and its stockholders, and (ii) desirable, to amend the Rights Agreement, and (b) duly authorized the execution and delivery of this Amendment.

         NOW, THEREFORE, the Company hereby amends the Rights Agreement as follows:

         1. Section 1(a) of the Rights Agreement is hereby modified, amended and restated in its entirety as follows:

                           "Acquiring Person" shall mean any Person (as such term is hereinafter defined) who or which, together with all Affiliates and Associates (as such terms are hereinafter defined) of such Person, shall be the Beneficial Owner (as such term is hereinafter defined) of 10% or more of the Common Shares of the Company then outstanding, but shall not include (i) the Company, (ii) any Subsidiary (as such term is hereinafter defined) of the Company, (iii) any employee benefit plan of the Company or any Subsidiary of the Company, (iv) any entity holding Common Shares for or pursuant to the terms of any such plan or (v) any Passive Investor (as such term is hereinafter defined). Notwithstanding the foregoing, no Person shall become an "Acquiring Person" as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 10% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 10% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of



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         the Company, then such Person shall be deemed to be an "Acquiring
         Person". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who would otherwise be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a), has become such inadvertently, and such Person divests as promptly as practicable a sufficient number of Common Shares so that such Person would no longer be an "Acquiring Person", as defined pursuant to the foregoing provisions of this paragraph (a) then such Person shall not be deemed to be an "Acquiring Person" for any purposes of this Agreement.

         2. The Rights Agreement is hereby modified and amended by adding immediately after existing Section 1(h) the following new Section 1(i):

                  (i) "Passive Investor" shall mean any Person specified in Rule 13d-1(b)(ii) under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), but only if and for so long as (1) such Person, together with all Affiliates and Associates, shall be the Beneficial Owner of not more than twelve and one-half percent (12.5%) of the Common Shares of the Company then outstanding and (2) such Person has acquired or holds such securities in the ordinary course of its business and not with the purpose nor with the effect of changing or influencing the control of the Company, nor in connection with or as a participant in any transaction having such purpose or effect, including any transaction subject to Rule 13d-3(b) under the Exchange Act. Notwithstanding the foregoing, no Person shall cease to be a "Passive Investor" solely as the result of an acquisition of Common Shares by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by such Person to 12.5% or more of the Common Shares of the Company then outstanding; provided, however, that if a Person shall become the Beneficial Owner of 12.5% or more of the Common Shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional Common Shares of the Company, then such Person shall cease to be a "Passive Investor". Notwithstanding the foregoing, if the Board of Directors of the Company determines in good faith that a Person who previously qualified as a "Passive Investor" pursuant to the foregoing provisions of this paragraph (i) has ceased to qualify as a "Passive Investor" solely as the result of inadvertently becoming the Beneficial Owner of more than 12.5% of the Common Shares of the Company then outstanding, and such Person agrees to and does divest as promptly as reasonably practicable a sufficient number of Common Shares so that such Person no longer beneficially owns more than 12.5% of the Common Shares of the Company then outstanding, then such Person shall continue to be deemed to be a "Passive Investor" for any purposes of this Agreement. For the avoidance of doubt, any Person shall immediately cease to be a Passive Investor on the occurrence of any event (including, without limitation, as set forth in Rule 13d-1(e) under the Exchange Act) that subjects such Person to Rules 13d-1(a) and 13d-2(a) under the Exchange Act and the obligation to file a statement on
         Schedule 13D.

                                      -2-

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         3. Sections 1(i) through (m) of the Rights Agreement are hereby renumbered as Sections 1(j) through (n), respectively.

         4. Section 20(c) of the Rights Agreement is hereby amended by adding the following language immediately after the word "misconduct" at the end of such section:

         (which negligence, bad faith or willful misconduct must be determined by a final, non-appealable order, judgment, decree or ruling of a court of competent jurisdiction). Anything to the contrary notwithstanding, in no event shall the Rights Agent be liable for special, punitive, indirect, consequential or incidental loss or damage of any kind whatsoever (including, but not limited to, lost profits), even if the Rights Agent has been advised of the likelihood of such loss or damage.

         5. In all respects not inconsistent with the terms and provisions of this Amendment, the Rights Agreement is hereby ratified, adopted, approved and confirmed. In executing and delivering this Amendment, the Rights Agent shall be entitled to all the privileges and immunities afforded to the Rights Agent under the terms and provisions of the Rights Agreement.

         6. This Amendment shall be governed by and construed in accordance with the laws of the State of Delaware and for all purposes shall be governed by and construed in accordance with the laws of such State applicable to contracts to be made and performed entirely within such State.

         7. This Amendment may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument.

         8. If any term or provision of this Amendment is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms and provisions of this Amendment, and of the Rights Agreement, shall remain in full force and effect and shall in no way be affected, impaired or invalidated.
                                      * * *

                            [SIGNATURE PAGE FOLLOWS]

                                      -3-

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         IN WITNESS WHEREOF, this Amendment has been duly executed by the
Company and the Rights Agent as of the day and year first written above.


Attest:                                    OFFSHORE LOGISTICS, INC.




By         /s/ Trudy D. Broussard          By       /s/ George M. Small
     -------------------------------             ----------------------------
     Name: Trudy D. Broussard              Name:   George M. Small
     Title:   Executive Assistant          Title:  President and Chief Executive
                                                   Officer





                                           MELLON INVESTOR SERVICES LLC,
                                           (as Rights Agent)




                                           By       /s/ David M. Cary
                                               --------------------------------
                                           Name:  David M. Cary
                                           Title:    Vice President